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                                                                      Exhibit 21


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                                           Subsidiaries of
                                   THERMO BIOANALYSIS CORPORATION


                                                                        PERCENT
                                       STATE OR JURISDICTION OF            OF
          NAME                              INCORPORATION              OWNERSHIP
          ----                              -------------              ---------
Denley Instruments Inc.                     North Carolina               100%
Fastighets AB Skrubba                           Sweden                   100%
Dynatech Laboratories spol. s.r.o.          Czech Republic               100%
DYNEX Technologies (Asia) Inc.                 Delaware                  100%
DYNEX Technologies Inc.                        Virginia                  100%
Hybaid BV                                     Netherlands                100%
Hybaid Limited                                  England                  100%
Labsystems Espana SA                             Spain                   100%
Labsystems Inc.                                Delaware                  100%
Labsystems Japan K.K.                            Japan                   100%
Labsystems OY                                   Finland                  100%
   Labsystems (Hong Kong) Limited              Hong Kong                  99%
   Labsystems BTD                                China                    33%
   Labsystems LHD                                China                    33%
   Labsystems Lenpipette                        Russia                    95%
Labsystems Pakistan (Private) Ltd.             Pakistan                   34%
Labsystems Sweden AB                            Sweden                   100%
Labsystems (UK) Limited                         England                  100%
Thermo BioAnalysis GmbH                         Germany                  100%
   DYNEX Technologies GmbH                      Germany                  100%
   Thermo LabSystems Vertriebes GmbH            Germany                  100%
Thermo BioAnalysis (Guernsey) Ltd.          Channel Islands              100%
Thermo BioAnalysis Holding, Limited         United Kingdom               100%
   Affinity Sensors Limited                 United Kingdom               100%
   Dynex Technologies Limited               United Kingdom               100%
   Thermo BioAnalysis Limited               United Kingdom               100%
   Thermo LabSystems Limited                United Kingdom               100%
Thermo BioAnalysis S.A.                         France                   100%
   Thermo LabSystems S.A.R.L.                   France                   100%
Thermo LabSystem (Australia) Pty Limited       Australia                 100%
Thermo LabSystems Inc.                       Massachusetts               100%
Shandon Inc.                                 Pennsylvania                100%
    E-C Apparatus Corporation                   Florida                  100%
    Whale Scientific Inc.                      Colorado                  100%
    ALKO Diagnostic Corporation              Massachusetts               100%
Shandon Scientific Limited                  United Kingdom               100%
    Anglia Scientific Instruments Limited   United Kingdom               100%
    Life Sciences International
    (Benelux) B.V.                            Netherlands                100%
    Shandon Southern Instruments Limited    United Kingdom               100%
Life Sciences International SNC                 France                   100%
    Shandon SA                                  France                   100%
    Shandon France SA                           France                   100%
Shandon GmbH                                    Germany                  100%

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DIVISIONS OF THERMO BIOANALYSIS CORPORATION

Affinity Sensors
Capillary Electrophoresis
Eberline Instruments